Calculation of Filing Fee Tables
S-4
FIFTH THIRD BANCORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, without par value	Other	250,084,200		$ 10,244,300,000.00	0.0001381	$ 1,414,737.83
Fees to be Paid	2	Equity	6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M, no par value	Other	400,000		$ 392,000,000.00	0.0001381	$ 54,135.20
Fees to be Paid	3	Equity	Depositary Shares, each representing a 1/40th interest in a share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,636,300,000.00		$ 1,468,873.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,468,873.03
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) The number of shares of common stock, without par value, of Fifth Third Bancorp common stock ("Fifth Third" and such shares, the "Fifth Third common stock") being registered is based upon an estimate of (i) the maximum number of shares of common stock, par value $5.00 per share, of Comerica Incorporated ("Comerica" and such shares, the "Comerica common stock") outstanding as of October 31, 2025 or issuable or expected to be converted or exchanged in connection with the merger of Comerica Incorporated and Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third (the "merger"), collectively equal to 134,000,000, multiplied by (y) the exchange ratio of 1.8663 shares of Fifth Third common stock for each share of Comerica common stock. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rules 457(c) and Rule 457(f)(1) promulgated thereunder. The maximum aggregate offering price ($10,244,300,000) is (x) the average of the high and the low sale prices of the Comerica common stock as reported on the New York Stock Exchange (the "NYSE") on October 31, 2025 ($76.45 per share), multiplied by (y) the estimated maximum number of shares of Comerica common stock that may be exchanged or converted in the merger for the securities being registered (134,000,000).
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	134,000,000	$ 76.45	$ 10,244,300,000.00			$ 10,244,300,000.00

[2]	Rule 457(f) Fee Calculation Details

(3) Represents the estimated maximum number of shares of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M, no par value, of Fifth Third (the "new Fifth Third preferred stock") estimated to be issuable to holders of record of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of Comerica ("Comerica preferred stock"), in the merger. This number is based on the number of shares of Comerica preferred stock outstanding as of October 31, 2025, and the conversion of each such share into a share of new Fifth Third preferred stock, pursuant to the merger agreement. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act. The aggregate offering price ($392,000,000) is (x) the book value per share of Comerica preferred stock, as of October 31, 2025 ($980.00) multiplied by (y) the maximum number of shares of Comerica preferred stock to be converted in the merger (400,000).
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	400,000	$ 980.00	$ 392,000,000.00			$ 392,000,000.00

[3]	No separate registration fee is payable in respect of the depositary shares each representing a 1/40th interest in a share of new Fifth Third preferred stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A